Exhibit 99.1

FOR IMMEDIATE RELEASE

September 27, 2010

Investor Contacts:	AirTran Airways	Media Contacts:	AirTran Airways
	Arne Haak		Christopher White
	407.318.5187		678.254.7442

	Southwest Airlines		Southwest Airlines
	214.792.4415		214.792.4847

TWO GREAT AIRLINES JOIN FORCES:

AIRTRAN AIRWAYS AGREES TO ACQUISITION BY SOUTHWEST AIRLINES

- Acquisition Expands Southwest’s Extensive Route Network to Atlanta and Around the Nation-

-Transaction Provides Enhanced Growth Opportunities and Security for AirTran Shareholders,

Crew Members, Customers and Communities Served-

ORLANDO, Fla. (September 27, 2010) – AirTran Holdings, Inc. (NYSE: AAI), the parent company of AirTran Airways, announced today that it has entered into a definitive merger agreement to be acquired by Southwest Airlines (NYSE: LUV) in a transaction currently valued at more than $1.37 billion. Including existing AirTran Holdings, Inc., indebtedness and capitalized aircraft operating leases, the aggregate transaction value is approximately $3.42 billion.

Under the terms of the agreement, shareholders of AirTran Holdings, Inc., will receive a combination of Southwest common stock and cash valued between $7.25 and $7.75, depending upon the average trading price of Southwest stock for a 20 trading day period to and including three trading days prior to the closing of the merger. At least $3.75 of the merger consideration will be in cash. The stock portion of the consideration will be 0.321 shares of Southwest common stock for each share of AirTran common stock, unless the trading price of Southwest common stock would cause the overall merger consideration to exceed $7.75 per share (in which case the number of Southwest shares will be decreased so that the consideration equals $7.75 per AirTran share) or would cause the overall merger consideration to be less than $7.25 per share (in which case additional cash, Southwest shares or a combination of the two will be added so that the consideration equals $7.25 per share).

Based on Southwest Airlines’ closing share price as of September 24, 2010, the value of the merger consideration would be $7.69 per AirTran share. This represents a 69 percent premium over the September 24, 2010, closing price of AirTran stock.

The acquisition of AirTran Airways by Southwest Airlines will bring together two great companies and create one even stronger low-cost carrier. The two airlines currently serve 106 communities from coast-to-coast, Mexico and the Caribbean, with 685 all-Boeing aircraft and nearly 43,000 dedicated, fun-loving Employees.

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AirTran Holdings Agrees to Acquisition by Southwest Airlines

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“This agreement is great news for our Crew Members, our shareholders, our customers and the communities we serve. Joining Southwest Airlines will give us opportunities to grow, both professionally as individuals and as a group, in ways that simply would not be possible without this agreement,” said Bob Fornaro, AirTran Airways’ chairman, president and chief executive officer. “This agreement with Southwest is a testament to the success and hard work of the more than 8,000 AirTran Crew Members who have built this airline. I am tremendously proud of the things we have accomplished together and look forward to continuing that great work during this next exciting chapter of our history.”

The combined airline will benefit from greater economies of scale and the integration of operations will be aided by significant fleet commonality. The result is an airline that is better prepared to meet the challenges of an increasingly competitive airline environment and take advantage of strategic opportunities better than ever before.

“Both companies have dedicated people with kindred Warrior Spirits, who care about each other, and who care about serving Customers. We will continue to enhance our award-winning Customer experiences and high-quality operations,” said Gary Kelly, Southwest Airlines’ chairman, president, and chief executive officer. “We believe this deal can benefit all Stakeholders through an expansion of low fares for Customers, opportunities for Employees of both companies and for suppliers and vendors, and favorable returns for Shareholders. Ultimately, we want to spread low fares farther and look forward to working together with AirTran’s Crew Members to realize the new opportunities we expect to achieve from this deal.”

The AirTran Board of Directors, on the unanimous recommendation of a Special Committee of independent directors, approved the merger agreement and recommends that AirTran Holdings, Inc., shareholders approve the transaction.

Completion of the transaction, which will require both regulatory and shareholder approvals, is expected to close by the first half of 2011. Commercial and operating integration is slated to culminate in 2012, with both carriers operating under Southwest Airlines’ Federal Aviation Administration operating certificate in Dallas.

Morgan Stanley acted as lead financial advisor to AirTran Holdings, Inc., with both Sullivan & Cromwell, LLP, and Smith, Gambrell & Russell, LLP, acting jointly as legal advisors.

Until the acquisition is approved and finalized, both carriers will continue to operate independently. For more information, please visit: www.lowfaresfarther.com.

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AirTran Holdings Agrees to Acquisition by Southwest Airlines

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AirTran Airways is a Fortune 1000 company and has been ranked the number one low cost carrier in the Airline Quality Rating study for the past three years. AirTran Airways is the only major airline with Gogo Inflight Internet on every flight and offers coast-to-coast service on North America’s newest all-Boeing fleet. Our low-cost, high-quality product also includes assigned seating, Business Class and complimentary XM Satellite Radio on every flight. To book a flight, visit www.airtran.com.

After nearly 40 years of service, Southwest Airlines (NYSE: LUV) continues to differentiate itself from other low fare carriers—offering a reliable product with exemplary Customer Service. Southwest Airlines is the nation’s largest carrier in terms of originating domestic passengers boarded, now serving 69 cities in 35 states. Southwest also is one of the most honored airlines in the world known for its commitment to the triple bottom line of Performance, People, and Planet. To read more about how Southwest is doing its part to be a good citizen, visit southwest.com/cares to read the Southwest Airlines One Report(TM). Based in Dallas, Southwest currently operates more than 3,200 flights a day and has nearly 35,000 Employees systemwide.

At a Glance:

	Southwest Airlines	AirTran Airways
Employees (FTE as of 2Q 2010)	34,636	8,083
Number of Aircraft	544	138
Type of Aircraft	Boeing 737-700: 345 Boeing 737-500: 25 Boeing 737-300: 173	Boeing 737-700: 52 Boeing 717-200: 86
Number of Enplaned Passengers (in millions, 2009)	101,338	23,998
Nonstop Routes	461	177
Number of Cities Served	69	69

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval and relates to a proposed merger of AirTran Holdings, Inc. (“AirTran”) with Southwest Airlines, Inc. (“Southwest”). The merger agreement will be submitted to the Shareholders of AirTran for their consideration and to solicit their approval of the merger agreement and the transactions contemplated thereby. Southwest will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of AirTran that also constitutes a prospectus of Southwest. AirTran and Southwest also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AIRTRAN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

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AirTran Holdings Agrees to Acquisition by Southwest Airlines

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Investors and Shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about AirTran and Southwest, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by AirTran will be available free of charge on AirTran’s website at www.airtran.com under the tab “About AirTran” then under the tab “Investor Relations” or by contacting AirTran’s Investor Relations Department at (407) 318-5188. Copies of the documents filed with the SEC by Southwest will be available free of charge on Southwest’s website at www.southwest.com under the tab “Investor Relations” or by contacting Southwest’s Investor Relations Department at (214) 792-4415.

AirTran, Southwest and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Shareholders of AirTran in connection with the proposed transaction. Information about the directors and executive officers of AirTran is set forth in its proxy statement for its 2010 annual meeting of Shareholders, which was filed with the SEC on April 2, 2010. Information about the directors and executive officers of Southwest is set forth in its proxy statement for its 2010 annual meeting of Shareholders, which was filed with the SEC on April 16, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect AirTran’s and Southwest’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, AirTran’s and Southwest’s expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by Shareholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of AirTran and Southwest and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive AirTran’s required stockholder approval or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, significant volatility in the cost of aircraft fuel, the significant capital commitments of AirTran and Southwest, the impact of labor relations, global economic conditions, fluctuations in exchange rates, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

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AirTran Holdings Agrees to Acquisition by Southwest Airlines

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AirTran and Southwest caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in AirTran’s and Southwest’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning AirTran, Southwest, the proposed transaction or other matters and attributable to AirTran or Southwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither AirTran nor Southwest undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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